SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES AND EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 23, 2004

                          CENTURION GOLD HOLDINGS, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           FLORIDA                    000-49810              65-1129207
      ------------------        ---------------------        ------------
(STATE OR OTHER JURISDICTION   (COMMISSION FILE NUMBER)   (I.R.S. EMPLOYER
             OF ORGANIZATION)                             IDENTIFICATION NO.)

   2ND FLOOR, WEST TOWER, SANDTON SQUARE
CNR MAUDE AND 5TH STREETS   SANDTON, SOUTH AFRICA              2146
     ---------------------------------                     ------------
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)                   (ZIP CODE)

         REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: +27 (11) 881-5563

                                 NOT APPLICABLE
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ITEM 8.01. OTHER EVENTS

         On September 23, 2004, Centurion closed on a $3,000,000 (US) offering of Secured Convertible debt. The offering was made to the Laurus Master Fund, Ltd. (the "Purchaser") pursuant to Section 4(2) of the Securities Act of 1933, as amended. The debt is convertible into common stock at a price of $.77 per share (which represents a price equal to 103% of the 10 day average closing price of the common stock prior to closing). In connection with the offering, Centurion issued an aggregate of 1,000,000 warrants to purchase common stock at a price of $.90 per share. The proceeds will be used to fund acquisitions and for working capital.

         The net proceeds of the financing are to be held in a restricted account until the registration statement including the shares issuable upon exercise of the notes is declared effective and the Purchaser converts the note. Conversions are limited to a percentage of the volume of the Company's common stock on a monthly basis.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                             CENTURION GOLD HOLDINGS, INC.

                                             By:\s\ Arthur Johnson
                                                ---------------------
                                                Arthur Johnson
                                                President



September 29, 2004

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ITEM 9.01.  EXHIBITS

99.1     Securities Purchase Agreement dated September 23, 2004
99.2     Secured Convertible Debenture
99.3     Warrant
99.4     Subordination Agreement
99.5     Master Security Agreement
99.6     Restricted Account Agreement